UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2020

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2020, Bed Bath & Beyond Inc. (the “Company”) announced that John Hartmann has been appointed as the Chief Operating Officer of the Company and President, buybuy BABY, effective as of May 18, 2020 or such earlier date as the Company and Mr. Hartmann may mutually agree (the “Effective Date”). Mr. Hartmann, 56, has served as President and Chief Executive Officer of True Value Company since May 2013. Prior to True Value Company, Mr. Hartmann served as Chief Executive Officer of Mitre 10 New Zealand Ltd from March 2010 to May 2013. The Company issued a press release on April 21, 2020 announcing Mr. Hartmann’s appointment, a copy of which is attached as Exhibit 99.1 hereto.

In connection with Mr. Hartmann’s appointment as the Chief Operating Officer of the Company and President, buybuy BABY, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Hartmann, effective as of the Effective Date, with the following key terms:

•   Term. The Employment Agreement has an initial term of three years commencing on the Effective Date (the “Initial Term”). After the expiration of the Initial Term, the Employment Agreement automatically renews on an annual basis until either party provides 30 days’ notice of intent not to renew.

•   Cash Compensation. Mr. Hartmann’s annual base salary will equal $1,000,000, and, beginning in fiscal year 2020, he will be eligible to receive a target annual bonus of 125% of his base salary, to be earned based upon the achievement of performance objectives to be determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

•   Long-Term Equity Incentives. In fiscal year 2020, Mr. Hartmann will be eligible to receive a long-term, performance-based equity incentive award with a target value at grant of $3,500,000 (the “LTI Awards”), under the Company’s 2012 Incentive Compensation Plan (“2012 Plan”) or the Company’s 2018 Incentive Compensation Plan (“2018 Plan”). This target award value will be reviewed annually for adjustment by the Committee in its sole discretion for performance-based equity incentive awards to be granted after fiscal year 2020. The performance criteria for LTI Awards will be determined by the Committee in its sole discretion, and the LTI Awards will be subject to the terms and conditions of the 2012 Plan or the 2018 Plan and any applicable award agreements.

•   Benefits. Mr. Hartmann will be eligible to participate in the Company’s employee benefit plans, policies and arrangements applicable to other executive officers generally, and will be eligible for certain benefits specified in the Employment Agreement, including home buyout and relocation assistance in connection with his relocation to the New York metropolitan area, financial planning and an automobile allowance.

•   Inducement Awards.

o        Cash. On the Company’s first payroll date following the Effective Date, Mr. Hartmann will receive a one-time sign-on inducement cash award of $187,500. Additionally, on the Company’s first payroll date following the Effective Date, Mr. Hartmann will receive a one-time sign-on cash payment of $500,000 (the “Sign-On Bonus”). If Mr. Hartmann’s employment is terminated by the Company for “cause”, or Mr. Hartmann resigns without “good reason” (as each of those terms is defined in the Employment Agreement), in each case, prior to the first anniversary of the Effective Date, Mr. Hartmann will be obligated to repay the Sign-On Bonus to the Company, net of taxes and be obligated to cooperate with the Company to facilitate the Company’s recoupment of the taxes withheld and remitted to the applicable taxing authorities with respect to the Sign-On Bonus.

o        Equity-Based. As an inducement material to his entering into the Employment Agreement and commencing employment with the Company, on the Effective Date, Mr. Hartmann will receive an inducement award in the form of time-vesting restricted stock units (“RSUs”) equal in value to $3,000,000 on the Effective Date (the “Make-Whole RSU Award”). The Make-Whole RSU Award will vest in substantially equal installments on each of the first, second and third anniversaries of the Effective Date, subject, in general, to Mr. Hartmann remaining in the Company’s employ through the applicable vesting date.

The Make-Whole RSU Award is intended to replace certain equity awards that were forfeited by Mr. Hartmann upon his resignation from his previous employer. The number of RSUs subject to the Make-Whole RSU Award on the Effective Date will be calculated based on the volume-weighted average closing per-share trading price of Company common stock over the twenty trading day period ending immediately prior to the Effective Date. The equity-based inducement awards discussed above will be issued outside of the 2012 Plan and the 2018 Plan, in accordance with Nasdaq Listing Rule 5635(c)(4), but will be subject to substantially the same terms as awards made under such plans.

•   Termination due to Death or Disability. In the event of a termination of Mr. Hartmann’s employment due to his death or disability, (i) the Make-Whole RSU Award, to the extent not previously vested, will immediately vest in full, and (ii) the Company will pay Mr. Hartmann (or his estate) any earned but unpaid annual bonus for the year prior to the year of termination (collectively, the “Inducement Award Acceleration”). Mr. Hartmann (or his estate or legal representative) is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of the payments and accelerated vesting described in the Employment Agreement following a termination of his employment due to death or disability.

•   Termination without Cause or for Good Reason. The Employment Agreement provides that if the Company terminates Mr. Hartmann’s employment other than for “cause,” or in the event Mr. Hartmann terminates with “good reason,” then in addition to Inducement Award Acceleration, Mr. Hartmann will receive severance pay equal to the sum of one point five times Mr. Hartmann’s base salary and his target annual bonus, and up to 18 months of COBRA benefits at active employee rates.  Severance pay will be paid in accordance with normal payroll. The definitions of “cause” and “good reason” are set forth in the Employment Agreement. Mr. Hartmann is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of any of the severance payments, accelerated vesting, and other post-employment benefits described in the Employment Agreement.

•   Restrictive Covenants. The Employment Agreement also provides for non-competition, non-solicitation and non-interference during the term of employment and for eighteen months thereafter, and non-disparagement and confidentiality during the term of employment and surviving the end of the term of employment.

The foregoing description of the Employment Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Employment Agreement.  A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and John Hartmann (dated April 1, 2020)

99.1	Press Release issued by Bed Bath & Beyond Inc. on April 21, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: April 21, 2020	By:	/s/ Robyn M. D’Elia
Robyn M. D’Elia
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)